UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 14, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on the financial statements, the Ohio Body and Mind branded dispensary, and construction at NMG Ohio’s production facility.

The Company is working to complete the October 31, 2020 interim financial statements, including the related management discussion and analysis, and has taken proactive measures to address delays. The Company anticipates the October 31, 2020 interim financials statements will be filed on or before January 28th, 2021.

BaM has completed rebranding of the Ohio dispensary located in Elyria, Ohio roughly 30 minutes west of Cleveland. The dispensary was originally opened under The Clubhouse brand and was transferred into a 100% owned subsidiary of BaM in September 2020. As part of the transfer the dispensary was renamed and branded as a Body and Mind dispensary.

In response to COVID-19, Ohio regulations have been updated to allow contactless purchasing opportunities including ordering on-line in advance with in-store and curbside pickup. Customers can view a live menu and order on-line through www.buybamonline.com or www.bodyandmind.com. Orders can be picked up in-store or curbside and customer feedback and adoption of the new options has been positive.

The Company is advancing construction with NMG Ohio at the new manufacturing/production facility which is located adjacent to the Body and Mind dispensary. The production facility is roughly 4,000 square feet and has been designed for BHO extraction as well as kitchen and manufacturing operations. The facility construction has been advancing rapidly and is currently at the drywall stage with extraction and manufacturing equipment on order. The Company intends to bring popular Body and Mind branded products to Ohio in addition to offering white label services for our current and future brand partners. The Company has a definitive agreement to transfer 100% ownership of the production facility upon completion and award of the final production license. View construction images at https://bamcannabis.com/ohio-production-images/

“Our development team is moving quickly to advance the production facility and we are looking forward to expanding our branded product portfolio into the Ohio market,” stated Michael Mills, President and CEO of Body and Mind Inc. “We have budgeted development and start-up costs for the production facility out of current cashflows and look forward to completion this Spring.”

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 14, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: January 14, 2021	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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